Exhibit 10.3

SECURITY AGREEMENT

This Security Agreement dated as of October 31, 2005 is among ACT Teleconferencing, Inc., a Colorado corporation (“Borrower”), subsidiaries of the Borrower set forth on the signature pages hereto (together with the Borrower, collectively, the “Debtors” and each a “Debtor”) and Dolphin Direct Equity Partners, LP, a Delaware limited partnership (the “Secured Party”). Capitalized terms used but not defined herein have the meanings assigned to them in the Loan Agreement dated as of date hereof (as it may be amended or otherwise modified, the “Loan Agreement”) between the Debtors and the Secured Party, and if not so assigned, in the Uniform Commercial Code as in effect from time to time in the State of New York (the “State”).

As a condition precedent to the making of the Term Loan, Secured Party has required Borrower to secure its obligations to it by granting and causing to be granted the security interests referred to herein.

The Debtors, other than the Borrower, are subsidiaries of the Borrower and will derive substantial benefits from the making of the Term Loan to the Borrower.

Therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Grant of Security Interest; Authorization to File Financing Statements; Other Actions.

1.1 Security Interest. Each Debtor hereby assigns and pledges to Secured Party for its benefit and the benefit of all other Lenders, if any, a security interest in and to all of Debtor’s right, title and interest in and to the following, whether now or hereafter existing or acquired (the “Collateral”): All personal property and fixtures of every kind and nature, including, without limitation all goods (including, without limitation, all inventory, equipment and any accessions and additions thereto); instruments (including, without limitation, all promissory notes); documents; accounts (including, without limitation, all accounts receivables); chattel paper (whether tangible or electronic); deposit accounts; letter-of-credit rights (whether or not the letter of credit is evidenced by a writing); commercial tort claims; securities and all other investment property; supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds; and all general intangibles (including, without limitation, all payment intangibles); and all proceeds of the foregoing. This agreement secures the payment and performance of all obligations of Borrower to the Secured Party and the other Lenders, if any, and each Debtor, now or hereafter existing under this agreement, the Loan Agreement, the Note, and the other Transaction Documents (as defined in the Securities Purchase Agreement), whether for principal, interest, costs, expenses, indemnities or otherwise (all of such obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by any Debtor under any Transaction Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

1.2 Authorization to File Financing Statements. Each Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements, mortgages and similar instruments, and amendments thereto, that: (a) indicate the Collateral: (i) as defined above, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction; or (ii) as being of an equal or lesser scope or with greater detail; and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code, or other authority, of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement and similar instruments, or amendment, including: (i) whether such Debtor is an organization, the type of organization and any organizational identification number issued to such Debtor; and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates.

Each Debtor agrees to furnish any such information to Secured Party promptly upon Secured Party’s request. Each Debtor also ratifies its authorization for Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements, mortgages and similar instruments, or amendments thereto if filed prior to the date hereof.

1.3 Other Actions. Each Debtor agrees, at the request and option of Secured Party, to take any and all other actions Secured Party may determine to be necessary or useful for the attachment, perfection and priority of, and the ability of Secured Party to enforce, Secured Party’s security interest in any and all of the Collateral, including, without limitation:

(a) executing, delivering and, where appropriate, filing financing statements, mortgages and amendments relating thereto under the Uniform Commercial Code or otherwise, to the extent, if any, that Borrower’s signature thereon is required therefor;

(b) causing Secured Party’s name to be noted as lien holder on any certificate of title for a titled good or real property if such notation is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, Secured Party’s security interest in such Collateral;

(c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, Secured Party’s security interest in such Collateral;

(d) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to Secured Party, including, without limitation, any consent of any licenser, lessor or other person obligated on Collateral;

(e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to Secured Party; and

(f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

2. Release Upon Termination and Payment of All Indebtedness. Upon payment in full of all indebtedness and the satisfaction of all of the Secured Obligations, Secured Party shall release the security interest in the Collateral and file termination statements with respect to all financing statements or mortgages covering the Collateral all at the costs and expense of the Debtors.

3. Representations and Warranties. Each Debtor represents and warrants that:

3.1 Organization; Name; Organizational Identification Number. Each Debtor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth below its signature hereto. Each Debtor is qualified or licensed to conduct its business and is in good standing in each jurisdiction where the nature of its activities or the character of the properties utilized in its business make such qualification or licensing necessary. Each Debtor’s correct legal name is set forth above its signature hereto. Each Debtor’s correct organizational identification number issued by the relevant authority of such Debtor’s jurisdiction of organization and the location of its chief executive office now and for the past five years is set forth below its signature hereto.

3.2 Power and Authority; Authorization; Enforceability; No Conflicts; Etc.

(a) Each Debtor has full corporate power and authority to own its assets and to carry on its business as it is now being conducted and to execute and deliver this agreement, the Loan Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(b) The execution, delivery and performance by each Debtor of this agreement, the Loan Agreement and the other Transaction Documents to which it is a party and the consummation by such Debtor of the transactions contemplated hereby and thereby have been duly authorized by all requisite action of Borrower.

(c) This agreement and the Loan Agreement have been duly and validly executed and delivered by each Debtor and constitute the legal, valid and binding obligations of such Debtor, enforceable against it in accordance with their respective terms.

(d) The execution and delivery by each Debtor of this agreement and the Loan Agreement, the performance by such Debtor of its obligations hereunder and thereunder and the consummation by such Debtor of the transactions contemplated hereby and thereby do not:

(i) violate any provision of the certificate of incorporation or bylaws (or comparable organizational documents) of such Debtor;

(ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any oral or written agreement, instrument, contract, undertaking, mortgage, indenture, lease, license or other understanding to which such Debtor is a party or by which any of the properties or assets of such Debtor may be bound or otherwise subject; or

(iii) contravene or violate any law applicable to any Debtor or any of its properties or assets.

(e) No consent of any governmental entity or other third party is required to be made or obtained by any Debtor in connection with the execution, delivery and performance by the Debtors of this agreement or the Loan Agreement or the consummation by the Debtors of the transactions contemplated hereby and thereby.

3.3 Title to Collateral. Each Debtor has good, indefeasible and merchantable title to and ownership of the Collateral.

3.4 Security Interest. The security interest granted by each Debtor to Secured Party in the Collateral constitutes a valid and enforceable Lien and first priority security interest in the Collateral, except that such security interest shall be second in such priority only to the security interests securing the Existing Senior Indebtedness.

4. Covenants of the Debtors. Each Debtor covenants that:

4.1 Preservation of Existence. Except as expressly permitted pursuant to Section 6.03 of the Loan Agreement, each Debtor will (a) preserve and maintain its existence in its jurisdiction of organization and (b) preserve and maintain its existence and good standing in each other state where it conducts business. Each Debtor will not change its name or do business under any other name without, in each case, giving Secured Party at least 30 days prior written notice thereof.

4.2 Insurance. Each Debtor will, at its own expense, keep or cause third parties to keep all of the Collateral insured to the full replacement value thereof against all risks of loss and damage by policies of insurance issued by companies approved by Secured Party. Each Debtor shall cause the policies evidencing such insurance to be duly endorsed in favor of Secured Party with such loss payable rider as Secured Party may designate and evidence of such endorsement shall be delivered to Secured Party, which shall provide for at least 30 days prior written notice to Secured Party of the exercise of any right of cancellation or reduction of coverage and right to cure monetary defaults. Should any Debtor fail to furnish Secured Party with such insurance coverage, Secured Party shall have the right to effect same and charge the cost thereof to the Debtors. Such cost shall be additional Secured Obligations hereunder and secured by the Collateral. Secured Party’s sole obligation hereunder shall be to credit the Debtors’ account with the net proceeds of any insurance payments received on account of any loss and Secured Party shall have no liability with respect to any loss. Each Debtor hereby appoints Secured Party as its attorney in-fact to adjust all insurance claims and endorse all checks and drafts in settlement thereof.

4.3 Personal Property. With respect to each Debtor, the Collateral is and shall remain personal property at all times regardless of how attached or installed at or to the locations set forth on Schedule A, under such Debtor’s name, free and clear of all Liens other than (i) those in favor of Secured Party pursuant to the Transaction Documents, (ii) Liens securing the Existing Senior Indebtedness pursuant to the Senior Credit Agreement as of the date hereof or any agreement evidencing a refinancing of the Existing Senior Indebtedness permitted pursuant to the Transaction Documents, (iii) Permitted Encumbrances, (iv) Liens for current taxes not yet due, and (v) minor imperfections of title, if any, not material in amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations of the Company or any Subsidiary.

4.4 Inspection. Subject to the right of each of the parties in possession of the Collateral, each Debtor will permit Secured Party, its officers, employees and/or agents, at all times, during normal business hours to enter into and upon any premises where the Collateral is located for the purpose of inspecting the Collateral and all records related thereto (and to make extracts from such records), observing the Collateral’s use or otherwise protecting the interests of Secured Party therein.

4.5 Maintenance of Collateral. Each Debtor will maintain the Collateral in good condition and repair (normal wear and tear excepted) and pay and discharge, or cause to be paid and discharged, when due, the cost of repairs or maintenance, and pay or cause to be paid all rent due on the premises where any Collateral is or may be held.

4.6 Landlord and Mortgagee Waivers. If requested by Secured Party, each Debtor shall use its best efforts to obtain and deliver to Secured Party any and all landlord’s and mortgagee’s waivers, estoppel certificates and other similar documents to confirm, among other things, that the Collateral shall remain personal property and that such persons have no interest in the Collateral.

4.7 Location of Collateral. Each Debtor warrants and covenants that it keeps and will (unless prior written notice of any new location is given to secured party) keep the Collateral at the locations set forth under its name on Schedule A hereto.

4.8 Income on Collateral. So long as no Event of Default exists, each Debtor may invoice and receive payment of any and all income or other revenue from the Collateral. Upon the occurrence of an Event of Default, each Debtor shall take such action as Secured Party may, subject to the rights of the holder of the Existing Senior Indebtedness (the “Senior Lender”) pursuant to any subordination or similar agreement then in effect between the Senior Lender and Secured Party (the “Subordination Agreement”), request so that all such income and revenue is paid directly to Secured Party and if such Debtor receives any such income or revenue, it shall hold the same in trust for Secured Party and shall, subject to the rights of the Senior Lender pursuant to the Subordination Agreement, promptly pay such income and revenue to Secured Party or as Secured Party may request.

5. Events of Default; Rights and Remedies on Default.

5.1 Event of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a) any Debtor shall fail or neglect to perform or observe any term, covenant, warranty or representation contained in this agreement that is required to be performed or observed by the Debtors and the same is not cured to Secured Party’s reasonable satisfaction within 15 days after the earlier of (i) the giving of notice by Secured Party to such Debtor of such failure, or (ii) the date such Debtor knew or reasonably should have known of such failure;

(b) an “Event of Default” under (and as defined in) the Loan Agreement shall occur;

(c) except as expressly permitted pursuant to Section 6.03 of the Loan Agreement, Borrower shall merge with or consolidate into any other third party or shall sell all or substantially all of its assets or business;

(d) the Collateral or a significant part of a Debtor’s other assets shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within 5 days thereafter;

(e) an application shall be made by a Debtor or any person other than a Debtor for the appointment of a receiver, trustee or custodian for the Collateral or any other of a Debtor’s assets and in the case of an application made by a third party, the same is not dismissed within 20 days after the application therefor;

(f) a petition under any bankruptcy, insolvency or similar law shall be filed by or against a Debtor, and in the case of any petition filed by any third party, such petition is not dismissed within 20 days of such filing, or a Debtor shall make an assignment for the benefit of its creditors or any case or proceeding is shall file by or against such Debtor for its dissolution, liquidation, or termination;

(g) the indictment or threatened indictment of a Debtor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against a Debtor pursuant to which the proceedings, penalties or remedies sought or available include forfeiture of any of the property of such Debtor; or

(h) A Debtor shall cease to conduct its business or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs.

5.2 Remedies. Upon and after an Event of Default, Secured Party shall have the following rights and remedies, subject to any applicable provisions of the Subordination Agreement:

(a) If an Event of Default shall have occurred and be continuing, Secured Party may at its option:

(i) without presentment, demand, notice, protest or legal process of any kind, declare all of the Secured Obligations immediately due and payable;

(ii) immediately exercise all enforcement and other ownership rights pertaining to any or all of the Collateral as though Secured Party was the outright owner of such Collateral;

(iii) sell, assign and deliver the whole or, from time to time, any part of the Collateral at any private sale or at public auction, in accordance with the Uniform Commercial Code; and

(iv) exercise any other remedy specifically granted under this agreement or the Loan Agreement now or hereafter existing in equity, at law, by virtue of statute (including, without limitation, the Uniform Commercial Code), whether as a secured party in possession of collateral or otherwise.

(b) At any sale made pursuant to Section 5.2(a), Secured Party may bid for and purchase, free from any right or equity of redemption on the part of any Debtor (the same being hereby waived and released), any part of or all of the Collateral that is offered for sale and may make payment on account thereof by using any claim then due and payable to Secured Party by the Debtors as a credit against the purchase price.

(c) Secured Party shall apply the proceeds of any sale of the whole or any part of the Collateral and any other monies at the time held by Secured Party under the provisions of this agreement, after deducting all reasonable costs and expenses of collection, sale and delivery incurred by Secured Party in connection with such sale, towards the payment of the Secured Obligations. After full and final payment to Secured Party in cash of all such Secured Obligations, Secured Party shall remit any surplus to Borrower.

(d) Secured Party is hereby granted license or other right to use, without charge, the Debtors’ labels, patents, copyrights, rights of use of any matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Debtors’ rights under all licenses and all franchise agreements shall inure to Secured Party’s benefit; provided however, that Secured Party’s license with respect to software shall be limited to a non-exclusive perpetual license to utilize the generic software related to the Collateral.

5.3 Notice. Any notice required to be given by Secured Party of a sale, lease, other disposition of the Collateral or any other intended action by Secured Party, may be given in any manner provided for delivery of notices in this agreement, five days prior to such proposed action, and, if so given, shall constitute commercially reasonable and fair notice thereof to the Debtors.

5.4 Costs. The Debtors shall pay all fees and reasonable expenses incurred by Secured Party in connection with the transactions contemplated hereby and the Loan

Agreement and the enforcement hereof and thereof (including, without limitation, the enforcement of their terms), including, but not limited to, Secured Party’s reasonable attorney’s fees.

6. Power of Attorney. Each Debtor authorizes Secured Party and does hereby make, constitute and appoint Secured Party, with full power of substitution, as the true and lawful attorney-in-fact of such Debtor, with power, in its own name or in the name of such Debtor upon the occurrence and continuation of an Event of Default: (a) to pay or discharge any taxes, Liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; and (b) generally, to do, at Secured Party’s option and at such Debtor’s expense, all acts and things that Secured Party deems reasonably necessary and without notice to such Debtor to protect, preserve and realize upon the Collateral and Secured Party’s security interest therein in order to effect the intent of this agreement and the Loan Agreement. This power of attorney is coupled with an interest and shall be irrevocable.

7. Miscellaneous.

7.1 No Set-Off, Etc. All payments under this agreement and the Loan Agreement shall be made by Borrower to the obligee thereof without defense, set-off or counterclaim and without deduction for any present or future income, stamp or other taxes, levies, imposts, deductions, charges or withholdings whatsoever imposed, assessed, levied or collected by or for the benefit of any jurisdiction or taxing authority. In addition, Borrower shall pay any and all taxes (stamp or otherwise) payable or determined to be payable in connection with the execution and delivery of this agreement and the Loan Agreement, and on all payments to be made by the Borrower hereunder and thereunder (other than the income taxes payable by the payees under the Loan Agreement) and all taxes payable in connection with or related to the Collateral.

7.2 Notices. Notices, consents, demands, instructions, requests and other communications required or permitted hereunder must be in writing and shall be deemed to have been duly given only if delivered personally, by facsimile transmission, by first-class mail (postage prepaid, return receipt requested), or by overnight delivery by a recognized overnight courier service (all costs prepaid) to the parties at the following addresses or facsimile numbers:

If to Borrower, to:

ACT Teleconferencing, Inc.

1526 Cole Boulevard

Suite 300

Golden, Colorado 80401

Attention: Gene Warren, CEO

Facsimile: (303) 235-4399

And a copy to:

Faegre & Benson LLP

3200 Wells Fargo Center

1700 Lincoln Street

Denver, Colorado 80203

Attention: William J. Campbell

Facsimile: (303) 607-3600

If to Secured Party, to:

Dolphin Direct Equity Partners, LLC

c/o Dolphin Asset Management Corp.

129 East 17th Street

New York, NY 10003

Attention: Carlos Salas

Telecopier No.: (212) 202-3817

and a copy to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Attention: Gary J. Simon, Esq.

Telecopier No.: (212) 299-6770

The addresses of the Debtors, other than the Borrower, are set forth on the signature pages hereto. All such notices, requests and other communications will be deemed given upon receipt thereof. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving like notice specifying such change to the other party hereto.

7.3 Waiver. Secured Party’s failure, at any time or times hereafter, to require strict performance by any Debtor of any provision of this agreement shall not waive, affect or diminish any right of Secured Party thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Secured Party of any Event of Default by any Debtor under this agreement shall not suspend, waive or affect any other Event of Default by any Debtor under this agreement, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of each Debtor contained in this agreement and no Event of Default by any Debtor under this agreement shall be deemed to have been suspended or waived by Secured Party, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and signed by an officer or other authorized person of Secured Party and directed to Borrower.

7.4 Entire Agreement. The Transaction Documents supersede all prior and/or contemporaneous negotiations, understandings, discussions and agreements (written or oral) between the parties with respect to the subject matter hereof (all of which are merged herein and therein) and contain the sole and entire agreement among the parties hereto with respect to the subject matter hereof and thereof.

7.5 Governing Law. This agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the state of New York applicable to contracts made and to be performed wholly therein.

7.6 Jurisdiction. Each of the Debtors and Secured Party hereby irrevocably consents and submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York in connection with any dispute arising out of or relating to this agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such dispute, in which case, each of the Debtors and Secured Party irrevocably consents to the jurisdiction of the courts of the State of New York located in New York County in connection with such dispute and waives any objection to venue in the County of New York), and agrees that service of any summons, complaint, notice or other process relating to such dispute may be effected in the manner provided by Section 7.2.

7.7 Waiver of Jury Trial. EACH OF THE DEBTORS AND SECURED PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THEREWITH, INCLUDING THE TRANSACTION DOCUMENTS.

7.8 Assignment. Except as expressly required under Section 8 of the Loan Agreement, neither this agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Debtors without the prior written consent of Secured Party, and any purported assignment without such consent shall be null and void.

7.9 Binding Effect. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.10 No Third Party Beneficiaries. Nothing contained in this agreement, whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person not a party hereto.

7.11 Amendment and Waiver. Any term of this agreement may be amended only by the written consent of all parties hereto. The observance of any term of this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), only by a writing signed by the party for whose benefit such term is to be performed. Any agreement on the part of a party to any extension or waiver shall only be valid if set forth in an instrument in writing signed on behalf of such party. Any such waiver or extension shall not operate as waiver or extension of any other subsequent condition or obligation.

7.12 Severability. If any provision of this agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this agreement shall nevertheless be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

7.13 Conventions.

(a) Whenever the context so requires, each pronoun or verb used herein will be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein will be construed in the masculine, feminine or neuter sense. The terms “herein,” “hereto,” “hereof,” “hereby,” and “hereunder,” and other terms of similar import, refer to this agreement as a whole, and not to any section or other part hereof.

(b) The term “include” and its forms shall be construed as if followed by the phrase “without limitation”.

7.14 Counterparts. This agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original.

[The next page is the signature page]

The parties have executed and delivered this Security Agreement as of the date first written above.

ACT TELECONFERENCING, INC.

By:
Name:	Gene Warren
Title:	Chief Executive Officer

Organizational Identification Number:

Address of Chief Executive Office:
1526 Cole Boulevard Suite 300 Golden, Colorado 80401

Jurisdiction and Type of Organization:
Colorado Corporation

ACT PROXIMITY, INC.

By:
Name:
Title:

Organizational Identification Number:

Address of Chief Executive Office:

Jurisdiction and Type of Organization:
Colorado Corporation

ACT TELECONFERENCING SERVICES, INC.

By:
Name:
Title:

Organizational Identification Number:

Address of Chief Executive Office:

Jurisdiction and Type of Organization:
Minnesota Corporation

ACT RESEARCH, INC.

By:
Name:
Title:

Organizational Identification Number:

Address of Chief Executive Office:

Jurisdiction and Type of Organization:
Colorado Corporation

ACT VIDEOCONFERENCING, INC.

By:
Name:
Title:

Organizational Identification Number:

Address of Chief Executive Office:

Jurisdiction and Type of Organization:
Minnesota Corporation

DOLPHIN DIRECT EQUITY PARTNERS, LP

By: Dolphin Advisors, LLC its managing general partner

By: Dolphin Management Inc., its managing member

By:
Name:	Peter E. Salas
Title:	President

SCHEDULE A

LOCATIONS OF COLLATERAL

ACT TELECONFERENCING, INC.

Locations of Collateral	Description of Collateral

ACT PROXIMITY, INC.

Locations of Collateral	Description of Collateral

ACT TELECONFERENCING SERVICES, INC.

Locations of Collateral	Description of Collateral

ACT RESEARCH, INC.

Locations of Collateral	Description of Collateral

ACT VIDEOCONFERENCING, INC.

Locations of Collateral	Description of Collateral